EXHIBIT 99.1

           SERENA Software Reports Second Quarter Results;
       Non-GAAP EPS up 65% to $0.28 and Licenses Revenue up 93%
                           to $19.4 Million

    SAN MATEO, Calif.--(BUSINESS WIRE)--Aug. 19, 2004--SERENA Software, Inc. (Nasdaq:SRNA), an industry-leading supplier of software that automates change to enterprise applications, announced today net income per diluted share on a non-GAAP basis of $0.28 for the second fiscal quarter ending July 31, 2004, up 65% over the same quarter a year ago. The results for the second quarter of fiscal 2005 include the operations of Merant plc ("Merant") for the entire quarter. The acquisition of Merant was completed April 23, 2004.
    Total revenues on a non-GAAP basis, including the add back of maintenance revenues written down in the purchase accounting for the Merant acquisition, were $58.8 million exceeding the high end of the Company's guidance. Total GAAP revenues of $52.0 million in the second quarter of fiscal 2005 represented a 109% increase over the second quarter of fiscal 2004, and a 54% sequential increase over the first quarter. Software license revenue was $19.4 million, up 93% over the same quarter a year ago. Maintenance revenue on a GAAP basis increased to $25.7 million, up 107% over the same quarter a year ago and services revenues increased to $6.8 million. On a combined basis, license revenue from software change management was 79% of total license revenue, with 70% of license revenue coming from distributed systems platforms.
    Non-GAAP operating income for the second quarter ended July 31, 2004, including the add back for the deferred revenue write down in the Merant acquisition, was $16.4 million and non-GAAP operating margin was 28%. Non-GAAP net income and net income per diluted share for the second quarter of fiscal 2005 increased 84% and 65%, respectively, to $12.6 million and $0.28 from $6.9 million and $0.17 in the second quarter of fiscal 2004.
    Net income and net income per diluted share computed in accordance with generally accepted accounting principles ("GAAP") decreased to $0.3 million and $0.01 from $4.7 million and $0.12 in the same quarter a year ago as a result of the acquisition of Merant.
    The second quarter of fiscal 2005 non-GAAP results exclude amortization of intangible assets and charges relating to the purchase accounting adjustments for the acquisition of Merant, including stock-based compensation, the revenue impact of the deferred maintenance write-down to fair value, amortization of capitalized software and other intangible assets, and restructuring and acquisition related charges. A reconciliation of non-GAAP to GAAP financial results is included in this press release.
    Total cash, restricted cash, investments and equivalents as of July 31, 2004 was $200 million. Total deferred revenue at July 31, 2004 was $71 million. Days sales outstanding on a GAAP basis were 57 days and 50 days on a non-GAAP basis. Additionally, the Company's board of directors authorized 2,000,000 shares eligible for repurchase going forward.
    "I am very proud of the company's performance in our first full quarter of combined operations," said President and CEO Mark Woodward. "We delivered immediate earnings accretion on a cash basis and more than doubled our size. Our customers are excited about the New Serena and our SAFE strategy and I am very optimistic about our prospects going forward."
    The Company also announced its non-GAAP financial outlook for the third quarter of fiscal 2005. Third quarter total revenues, eliminating the reduction in maintenance revenue as a result of the purchase accounting write-down of deferred revenue, are expected to be in the range of $59 million to $62 million and non-GAAP net income per fully diluted share is expected to be between $0.28 and $0.29.

    Second Quarter Highlights

    -- Announced that Serena has expanded the application lifecycle solution with the acquisition of a leading requirements management technology. RTM 5.0 accelerates the delivery of Serena's SAFE vision by providing requirements and traceability management. The new offering is key to Serena's vision to meet customer needs for comprehensive lifecycle management.

    -- Announced that Serena entered a global strategic marketing agreement with SAIC to meet the complex needs of the SAP market, helping Serena strengthen its SAP solution offering and increase its presence in SAP and federal markets.

    -- Announced that Serena earned placement on the SD Times 100 for the second year running. Serena was recognized in the collaboration category for its SAFE strategy and recently acquired Merant was acknowledged for its innovation in collaboration.

    -- Announced support for the Microsoft Visual Studio 2005 Team System continuing a long tradition of working with Microsoft helping development organizations improve collaboration, boost productivity and reduce costs.

    -- Announced that Serena extended the partnership with Software Engineering Services to develop business process improvement solutions helping customers advance development processes and achieve Capability Maturity Model (CMM) Level 2 compliance.

    --  Announced that Serena earned the prestigious SAP Pinnacle
        Award 2003. Serena was selected from over 1,200 partners in recognition of early support for the "Powered by SAP
        NetWeaver" initiative.

    -- Announced that Micro Focus and Serena partnered to leverage and extend mainframe applications. Micro Focus and Serena will integrate their complementary mainframe technologies to drive down cost of change and lower development risk.

    -- Announced that Change Management is recognized as essential for IT Governance by The Butler Report. Serena Dimensions is positioned as the core framework for closed loop change management.

    -- Announced that Serena completed a Remedy validation to deliver the first closed-loop change management solutions for IT service management & software development. Integrated solutions automate communication, speed incident resolution and ensure high levels of IT service availability.

    Serena provides non-GAAP operating income, net income and earnings per share data as additional information for its operating results. These measures are not in accordance with, or an alternative for, generally accepted accounting principles and may be different from non-GAAP measures used by other companies. These measures differ from US GAAP in that they exclude the amortization of intangible assets and charges relating to the purchase accounting adjustments for the acquisition of Merant, including the revenue impact of the deferred maintenance write-down to fair value, amortization of capitalized software and intangible assets, stock based compensation and restructuring and acquisition related charges. Serena's management believes these non-GAAP measures are useful to investors because this supplemental information facilitates comparisons to prior periods and are more reflective of earnings on a cash basis. Management uses these non-GAAP measures to evaluate its financial results. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to the comparable GAAP results. The following table reconciles the non-GAAP financial measures to GAAP:


                                           Quarter Ended July 31,
                                      --------------------------------
                                           2004            2003
                                      --------------- ----------------
                                       Net    Diluted  Net    Diluted
                                      Income    EPS   Income    EPS
                                      --------------- ----------------

Non-GAAP                              $12,610   $0.28  $6,856   $0.17
  Amortization of capitalized
   software, intangible assets and
   stock-based compensation            (7,154)  (0.16) (2,136)  (0.05)
  Revenue impact of deferred
   maintenance write-down, net of
   tax (38%)                           (4,233)  (0.09)     --      --
  Restructuring and acquisition
   charges, net of tax (38%)             (965)  (0.02)     --      --
                                       ------- ------- ------- -------

GAAP                                     $258   $0.01  $4,720   $0.12
                                       ======= ======= ======= =======

    Commentary Available A conference call to discuss the preliminary results is scheduled for 2:00 PM Pacific time today and may be accessed live via the Internet at www.companyboardroom.com or www.serena.com/Q205results. Additionally investors can listen to the call by dialing 877-655-7651 or 706-679-5273 at least 5 minutes prior to the start time. A replay of the call will be available through August 26, 2004 by dialing 800-642-1687 or 706-605-9291 ID# 9000796.

    About SERENA Software, Inc.

    SERENA Software, Inc. is the Enterprise Change Management (ECM) industry leader. For over twenty years Serena has focused exclusively on providing solutions that help companies automate change to the applications that run their businesses. With its acquisition of Merant, Serena's products are now in use at over 15,000 customer sites -- including 49 of the Fortune 50. Serena's Application Framework for Enterprises (SAFETM) is the next step in ECM, providing cross-platform, cross-process and cross-organizational support across application life cycle processes. This approach helps streamline development, improve productivity and lower development costs, resulting in a highly efficient enterprise. With headquarters in San Mateo, California, Serena serves customers worldwide through local offices and an international network of distributors. www.serena.com.

    This press release contains "forward-looking statements" under the Private Securities Reform Act of 1995. There can be no assurance that future results will be achieved, and actual results could differ materially from forecasts and estimates. Factors that could cause or contribute to such differences include, but are not limited to, the successful integration of our recent Merant acquisition; the percentage of license revenue typically closed at the end of each quarter making estimation of operating results prior to the end of the quarter extremely uncertain; weak economic conditions worldwide which may continue to affect the overall demand for software and services, which has resulted in and could continue to result in decreased revenues or lower revenue growth rates; changes in revenue mix and seasonality; our ability to deliver our products on the distributed systems platform; our reliance on our mainframe products for revenue; dependence on revenues from our installed base; continued demand for additional mainframe MIPS capacity; expansion of our international organizations; and our ability to manage our growth. Information about potential factors that could affect the Company's financial results is included in the Company's Form 10Q filed on June 9, 2004 and Form 10K filed on April 15, 2004. Serena assumes no obligation to update the forward-looking information contained in this press release.

    Trademarks

    Serena, TeamTrack, ChangeMan, Comparex and StarTool are registered trademarks of SERENA Software Inc. SAFE is a trademark of SERENA Software Inc. All other products or company names mentioned are used for identification purposes only, and may be trademarks of their respective owners. (C) 2004 SERENA Software, Inc. All Rights Reserved.


                        SERENA Software, Inc.
          Condensed Consolidated Statements of Income (Loss)
                (In thousands, except per share data)
                           (Unaudited GAAP)

                               Three Months Ended    Six Months Ended
                                     July 31,            July 31,
                               ------------------- -------------------
                                  2004      2003      2004      2003
                               --------- --------- --------- ---------
Revenue:
   Software licenses            $19,416   $10,047   $35,256   $20,899
   Maintenance                   25,732    12,449    40,497    24,360
   Professional services          6,812     2,417     9,949     4,021
                               --------- --------- --------- ---------

      Total revenue              51,960    24,913    85,702    49,280
                               --------- --------- --------- ---------
Cost of revenue:
   Software licenses              1,025       171     1,351       383
   Maintenance                    3,151     1,605     4,714     3,109
   Professional services          6,258     2,278     9,048     4,044
   Amortization of acquired
    technology                    3,932     1,628     5,977     2,709
                               --------- --------- --------- ---------
      Total cost of revenue      14,366     5,682    21,090    10,245
                               --------- --------- --------- ---------
      Gross profit               37,594    19,231    64,612    39,035
                               --------- --------- --------- ---------

Operating expenses:
   Sales and marketing           18,131     7,014    27,488    13,667
   Research and development       8,875     3,420    13,824     6,459
   General and administrative     4,963     1,728     7,011     3,468
   Stock-based compensation         237        --       255        --
   Amortization of intangible
    assets                        2,985       508     3,936       508
   Acquired in-process research
    and development                  --        --    10,400        --
   Restructuring, acquisition
    and other charges             1,556        --     1,766        --
                               --------- --------- --------- ---------
      Total operating expenses   36,747    12,670    64,680    24,102
                               --------- --------- --------- ---------
Operating income (loss)             847     6,561       (68)   14,933
Interest income                     728       814     2,043     1,819
Interest expense                   (825)       --    (1,650)       --
Amortization of debt issuance
 costs                             (335)       --      (796)       --

   Income (loss) before income
    taxes                           415     7,375      (471)   16,752
Income taxes                        157     2,655     3,547     6,218
                               --------- --------- --------- ---------

      Net income (loss)            $258    $4,720   $(4,018)  $10,534
                               ========= ========= ========= =========

Net income (loss) per share:
      Basic                       $0.01     $0.12    $(0.10)    $0.26
                               ========= ========= ========= =========

      Diluted                     $0.01     $0.12    $(0.10)    $0.26
                               ========= ========= ========= =========

Weighted average shares used
 in per share calculations:
      Basic                      43,955    40,102    41,413    40,276
                               ========= ========= ========= =========

      Diluted                    44,626    41,028    41,413    40,973
                               ========= ========= ========= =========


                         SERENA Software, Inc.
                 Condensed Consolidated Balance Sheets
                            (In thousands)
                           (Unaudited GAAP)

                                              July 31,     January 31,
                                                2004          2004
                                             ----------    ----------
                   Assets
Current assets
    Cash and cash equivalents                 $140,530      $257,281
    Restricted cash                              3,300         3,300
    Short-term investments                      41,534        39,214
    Accounts receivable, net                    32,847        15,475
    Deferred taxes                               6,787         6,787
    Prepaid expenses and other current
     assets                                      5,918         1,338
                                             ----------    ----------
       Total current assets                    230,916       323,395
Long-term investments                            9,603        70,692
Restricted cash, non-current                     4,742         6,312
Property and equipment, net                      6,125         3,209
Goodwill, net                                  379,911        40,471
Other intangible assets, net                    63,114        22,987
Other assets                                     4,673         6,595
                                             ----------    ----------
       Total assets                           $699,084      $473,661
                                             ==========    ==========

        Liabilities and Stockholders' Equity
Current liabilities:
    Accounts payable                            $1,955        $1,232
    Income taxes payable                        12,272         6,294
    Accrued expenses                            29,260         7,782
    Accrued Interest on subordinated notes         413           413
    Deferred revenue                            57,575        29,496
                                             ----------    ----------
       Total current liabilities               101,475        45,217
Deferred revenue, net of current portion        13,405         9,683
Long-term liabilities                            2,819            --
Deferred taxes                                  45,203         3,483
Subordinated notes                             220,000       220,000
                                             ----------    ----------
       Total liabilities                       382,902       278,383
Stockholders' equity:
       Total stockholders' equity              316,182       195,278
                                             ----------    ----------
       Total liabilities and stockholders'
        equity                                $699,084      $473,661
                                             ==========    ==========

    CONTACT: SERENA Software, Inc.
             Robert I. Pender, 650-522-6604